Exhibit 10.1

November 19, 2025

Via Email: legal@adverum.com

Adverum NC, LLC

800 Saginaw Drive

Redwood City, CA 94063

Attention: Steve Dahl, Senior Director of Facilities

Adverum Biotechnologies, Inc.

100 Cardinal Way

Redwood City, CA 94063

Attention: Aneta Ferguson, General Counsel

Re	14 TW Alexander Drive, Durham, North Carolina – Notice of Sale of Project

To Whom It May Concern:

Reference is hereby made to that certain Lease Agreement dated as of January 8, 2021, now between ARE-NC Region No. 21, LLC, a Delaware limited liability company (“Landlord”), and Adverum NC, LLC, a Delaware limited liability company (“Tenant”), as amended by that certain letter agreement dated as of January 8, 2021, that certain First Amendment to Lease Agreement dated as of April 15, 2021, that certain Consent to Sublease and Second Amendment to Lease dated as of October 26, 2021, that certain Third Amendment to Lease Agreement and First Amendment to Consent to Sublease dated as of April 3, 2023, that certain letter agreement dated June 6, 2025, that certain Fourth Amendment to Lease dated as of September 30, 2025 (the “Fourth Amendment”), and that certain letter agreement dated as of October 23, 2025 (as amended, the “Lease”), for the lease of certain Premises located at 14 TW Alexander Drive, Durham, North Carolina (the “Project”), as more particularly described in the Lease. All capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

Pursuant to the terms of Section 1 of the Fourth Amendment, Landlord is hereby providing Tenant with this Termination Notice (as defined in the Fourth Amendment) notifying Tenant that Landlord has sold the Project to a third party as of November 20, 2025. As set forth in Section 1 of the Fourth Amendment, the Termination Notice may be sent by email to the email address set forth above. The termination of the Lease shall be effective as of 11:59 p.m. Eastern time on November 19, 2025. Tenant shall vacate the Premises and deliver possession thereof to Landlord in substantially the condition required by the terms of the Lease upon receipt of this Termination Notice.

Pursuant to the terms of Section 2(a) of the Fourth Amendment, Landlord shall date the Promissory Note (as defined in the Fourth Amendment) as of November 19, 2025, and the Promissory Note shall be released from escrow to Landlord as of November 19, 2025.

Pursuant to the terms of Section 2(b) of the Fourth Amendment, Tenant shall be required to deliver to Landlord, as part of the Lease Modification Payment (as defined in the Fourth Amendment), cash in the amount of $100,000.00 within 30 days following the date hereof.

[Signature Page Follows]

Sincerely Yours,

ARE-NC REGION NO. 21, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By:	ARE-QRS Corp.,
a Maryland corporation, general partner

By:	/s/ Mark Hikin
Its:	Mark Hikin
Vice President
Real Estate Legal Affairs

Cc:	Adverum NC, LLC
800 Saginaw Drive
Redwood City, CA 94063
Attention: Christopher Baldwin, Senior Corporate Counsel

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